EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of First Guaranty Bancshares, Inc. (the “Company”) on Form 10-K as of and for the year ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Eric J. Dosch, Chief Financial Officer of the Company, certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Eric J. Dosch
Eric J. Dosch
Chief Financial Officer
Secretary and Treasurer
(Principal Financial & Accounting Officer)

March 15, 2019